Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of Wren, Inc., of our report dated October 5, 2004, except for Note 7 as to which the date is October 15, 2004, relating to the December 31, 2003 financial statements of Wren, Inc., which appears in such Prospectus.  We also consent to the reference to us under the heading "Experts".

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

January 18, 2005